AMENDMENT NO. 2
TO
INVESTMENT SUB-ADVISORY AGREEMENT

         THIS AMENDMENT NO. 2 TO INVESTMENT SUB-ADVISORY
AGREEMENT (the "Amendment") is effective as of December 14, 2009, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
("VALIC") and INVESCO AIM CAPITAL MANAGEMENT, INC. (the "SUB-
ADVISER").


	RECITALS

         WHEREAS, VALIC and VALIC Company II ("VC II") entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and

         WHEREAS, VALIC and the SUB-ADVISER are parties to that certain Investment Sub-Advisory Agreement dated October 20,
2004 (the "Agreement") with respect to the Covered Funds, as amended on October 31, 2007; and

         WHEREAS, the parties desire to amend the Agreement in connection with the appointment of an affiliate of the SUB-ADVISER as the Sub-Sub-Adviser to a Covered Fund; and

         WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition of the International Small Cap Equity Fund as a Covered Fund; and

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the SUB-ADVISER agree as follows:

1.	The first paragraph appearing under Section 6. Other
Matters of the Agreement is hereby deleted in its entirety and replaced with the following:

SUB-ADVISER may from time to time employ or associate itself with any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act.
SUB-ADVISER will act in good faith and with due diligence in the selection, use and monitoring of such persons, including affiliates, subsidiaries or agents. SUB-ADVISER shall remain liable for SUB-ADVISER"S obligations hereunder and for all actions of any such affiliates, subsidiaries or agents to the same extent as SUB-ADVISER is liable for its own actions hereunder. The compensation of any such persons will be paid by SUB-ADVISER, and no obligations will be incurred by, or on behalf of, VALIC, VC II or the Covered Fund(s) with respect to them.

2.	Schedule A Amendment.  Schedule A to the
Agreement is hereby amended to reflect the addition of the Covered Fund set forth below. The revised
Schedule A is also attached hereto.

		Covered Fund					Fee
International Small Cap Equity Fund				0.60%
on the first $100 million
								0.50%
on the next $100 million
								0.45%
on the next $100 million
								0.40%
over $300 million

SUB-ADVISER shall manage a portion of the assets of the International Small Cap Equity Fund and shall be compensated on that portion as noted above.

3.	Counterparts.  This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Full Force and Effect.  Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

		5.	Miscellaneous.  Capitalized terms used but not
defined herein shall have the meanings 				assigned
to them in the Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

THE VARIABLE ANNUITY LIFE			INVESCO AIM
CAPITAL MANAGEMENT, INC.
INSURANCE COMPANY

By:	/S/ KURT W. BERNLOHR			By:	/S/ P.
MICHELLE GRACE

Name:	Kurt W. Bernlohr					Name:	P.
Michelle Grace

Title:	Senior Vice President				Title: 	Vice
President


SCHEDULE A

Effective December 14, 2009


Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by Sub-Adviser, and payable monthly:

Covered Fund							Fee
International Small Cap Equity Fund				0.60%
on the first $100 million
								0.50%
on the next $100 million
								0.45%
on the next $100 million
								0.40%
over $300 million

         	Mid Cap Growth Fund				0.55%
on the first $50 million
         							0.50%
on the next $50 million
         							0.45%
on the next $150 million
         							0.40%
on the next $250 million
         							0.35%
over $500 million